Exhibit 23.1

Berry Dunn McNeil & Parker, LLC hereby consents to the inclusion in this Form 8-K/A and the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-182949 and 333-172104) and Form S-8 (Nos. 333-132293, 333-59354, 333-58320, 333-151746, 333-156471 and 333-1591814), in each case, of Flowers Foods, Inc., of our report, dated September 19, 2012, on our audit of the consolidated financial statements of Lepage Bakeries, Inc. and Affiliates as of and for the fiscal year ended December 31, 2011.

/s/ Berry Dunn McNeil & Parker, LLC

Portland, Maine

October 4, 2012